UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2006

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2006, Live Nation Worldwide, Inc. ("Worldwide") increased the amount of its term borrowings under its existing credit agreement (the "Credit Agreement") by $25 million, pursuant to that certain Incremental Assumption Agreement and Amendment No. 3, dated as of December 11, 2006 ("Amendment No. 3"), with JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as the initial lenders. Amendment No. 3 became effective on December 18, 2006 when certain conditions set forth in Amendment No. 3 were satisfied. As provided for in the Credit Agreement, Amendment No. 3 increased the amount available for Worldwide to borrow on term loans under the Credit Agreement by $25 million and, in combination with a non-material Amendment No. 2 to the Credit Agreement, dated as of December 6, 2006 ("Amendment No. 2"), amended the terms of the Credit Agreement to provide that all term loans outstanding under the Credit Agreement now (i) bear interest at per annum floating rates equal, at Worldwide’s option, to either (1) the base rate (which is the greater of the prime rate offered by the administrative agent or the federal funds rate plus 0.50%) plus 1.75% or (2) Adjusted LIBOR plus 2.75%; (ii) commencing on March 31, 2007, will be payable in quarterly installments of principal, each in an amount equal to 0.25% of the aggregate amount outstanding on term loans under the Credit Agreement, except the final quarterly principal installment will be payable in the amount of the balance of the term loans; (iii) mature on December 21, 2013; and (iv) will not be subject to a prepayment penalty. In all other respects, amounts borrowed on term loans under the Credit Agreement will be governed by the same covenants, conditions, terms and other provisions that previously governed amounts borrowed on term loans under the Credit Agreement.

The additional $25 million term loan was used to repay outstanding revolving credit borrowings under the Credit Agreement.

The foregoing description of Amendment No. 3 and Amendment No. 2 is qualified in its entirety by the text of Amendment No. 3 and Amendment No. 2, as they are supplemented by the Credit Agreement, each of which is filed as an exhibit to, or incorporated by reference in, this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this Item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

December 21, 2006	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Cheif Accounting Officer

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Exhibit Index

Exhibit No.	Description

4.1	Credit Agreement dated as of December 21, 2005, among SFX Entertainment, Inc. (now known as Live Nation Worldwide, Inc.) and the Foreign Borrowers party thereto, as Borrowers, and CCE Spinco, Inc. (now known as Live Nation, Inc.), the Lenders party thereto, JPMorgan Chase Bank N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, Bank of America, N.A., as Syndication Agent, and J.P. Morgan Securities Inc. and Bank of America Securities LLC, as Co-Lead Arrangers and Joint Bookrunners (incorporated by reference to Exhibit 10.11 of Live Nation, Inc.'s Current Report on Form 8-K filed December 23, 2005)
4.2	Incremental Assumption Agreement and Amendment No. 1 dated as of November 3, 2006, to the Credit Agreement dated as of December 21, 2005, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent (incorporated by reference to Exhibit 4.2 of Live Nation, Inc.'s Current Report on Form 8-K filed November 9, 2006)
4.3	Amendment No. 2 dated as of December 6, 2006, to the Credit Agreement dated as of December 21, 2005, as amended as of November 3, 2006, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent
4.4	Incremental Assumption Agreement and Amendment No. 3 dated as of December 11, 2006, to the Credit Agreement dated as of December 21, 2005, as amended as of November 3, 2006 and December 11, 2006, among Live Nation, Inc., Live Nation Worldwide, Inc. and the Foreign Borrowers party thereto, as Borrowers, JPMorgan Chase Bank, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Agent, J.P. Morgan Europe Limited, as London Agent, and Bank of America, N.A., as Syndication Agent